UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2015

INTELIQUENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33778	31-1786871
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 West Adams Street

9th Floor

Chicago, Illinois 60661

(Address of principal executive offices, including Zip Code)

(312) 384-8000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 4, 2015, Inteliquent, Inc. (the “Company”) appointed John Bullock and Brett Scorza to serve as Chief Technology Officer and Executive Vice President of Network Operations and Chief Information Officer and Executive Vice President of Information Technology & Product Development, respectively.

Mr. Bullock, 54, joined the Company in 2004 and has served as the Company’s Chief Technology Officer since 2011. Prior to 2011, Mr. Bullock held a variety of technical leadership roles, including serving as the Company’s Senior Vice President of Network Operations and Engineering from 2008 to 2011. Mr. Bullock has over 30 years of telecommunications experience. Since joining the Company, Mr. Bullock was instrumental in building the Company’s tandem switching network from serving just two markets to now serving nearly the entire U.S. Prior to joining the Company, Mr. Bullock held various technical leadership roles with MCI, WorldCom, MFS and Sprint/CenTel. Today, Mr. Bullock serves on the board of the Alliance for Telecommunications Industry Solutions (ATIS), a not for profit that helps develop standards and solutions for information and communications technology. Mr. Bullock holds a B.A. in Telecommunications Management from DePaul University.

Mr. Scorza, 47, joined the Company in 2004 and has served as the Company’s Chief Information Officer since 2011. Prior to 2011, Mr. Scorza held positions overseeing the Company’s domestic products and information systems, including serving as the Company’s Senior Vice President of Information Systems from 2008 to 2011. Mr. Scorza has over 20 years of information technology and telecommunications experience. Mr. Scorza has responsibility for the Company’s Information Technology and Billing organizations, and was instrumental in the implementation of the Company’s billing, reporting and back office functions. From 1997 to 2004, Mr. Scorza held senior positions, including Vice President of Information Technology, with Focal Communications, Inc. Prior to Focal, Mr. Scorza held various technical and management positions with MFS Communications and Andersen Consulting. Mr. Scorza holds a B.S. in Electrical Engineering from the University of Illinois.

In connection with the appointments, the salaries of Messrs. Bullock and Scorza were each increased to $270,000. In addition, the annual bonus target for Messrs. Bullock and Scorza was increased to 50%. This target will be prorated for 2015, meaning that their target bonus amounts for the period from January 1, 2015 to October 31, 2015 will be 40%, and their target bonus amounts from November 1, 2015 to December 31, 2015 will be 50%.

There are no family relationships between either Mr. Bullock or Mr. Scorza and any director or officer of the Company. There are no transactions between the Company and either Mr. Bullock or Mr. Scorza that would require disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELIQUENT, INC.

Date: November 5, 2015	By:	/s/ Richard L. Monto
	Name:	Richard L. Monto
	Title:	General Counsel, Senior Vice President and Corporate Secretary